Exhibit 99.1

Family Dollar Reports 17th Consecutive Quarter of Double-Digit Earnings Per Share Growth

  Earnings Per Diluted Share Increased 16.5% to a Record $1.06
  Comparable Store Sales Increased 5.0%
  Two Sale-Leaseback Transactions Completed, Generating $356.4 Million in Proceeds
  Management Reaffirms Guidance for FY12

MATTHEWS, N.C.--(BUSINESS WIRE)--June 28, 2012--Family Dollar Stores, Inc. (NYSE: FDO) today reported that net income for the third quarter of fiscal 2012, ended May 26, 2012, increased 12.1% to $124.5 million compared with net income of $111.1 million for the third quarter of fiscal 2011. Net income per diluted share for the quarter increased 16.5% to $1.06 compared with $0.91 for the third quarter of fiscal 2011.

“Today, we reported another quarter of strong double-digit earnings growth. I am especially pleased that we delivered these record results even as we launched multiple initiatives late in the quarter to increase our relevancy to the customer and drive greater store productivity,” said Howard R. Levine, Chairman and CEO.

“Delivering stronger shareholder returns begins with increasing sales per square foot, and this quarter, we began to implement a number of initiatives to broaden our consumable assortment and satisfy more of our customers’ shopping trips. As planned, most of these initiatives began late in the quarter and had little impact on our third quarter sales results,” continued Levine. “We are on schedule, and I am very pleased with the progress our teams have made in such a short period of time. As we complete most of these initiatives in the fourth quarter, we will have a fully competitive assortment and will be well-positioned to accelerate sales productivity further.”

Third Quarter Results

Total net sales for the third quarter of fiscal 2012 increased 9.6% to $2.36 billion compared with total net sales of $2.15 billion in the third quarter of fiscal 2011. Comparable store sales increased 5.0%. This increase was a result of increased customer traffic, as measured by the number of register transactions, and an increase in the average customer transaction value. Sales were strongest in the Seasonal and Electronics and the Consumables categories.

Gross profit in the third quarter of fiscal 2012 increased 8.4% to $845.3 million compared with $779.8 million in the third quarter of fiscal 2011. Gross profit, as a percentage of net sales, was 35.8% in the quarter compared to 36.2% in the third quarter of fiscal 2011. As a percentage of sales, the impact of stronger sales of lower-margin consumables, higher markdowns and increased inventory shrinkage were partially offset by higher markups resulting from the Company’s continued investments in private brands, global sourcing and price management capabilities, and lower freight expense.

Selling, general and administrative (SG&A) expenses, as a percentage of net sales, were 27.4% in the third quarter of fiscal 2012 compared with 27.7% in the third quarter of fiscal 2011. As a percentage of net sales, lower insurance expense and lower store labor expenses were partially offset by higher legal expenses.

Operating profit increased 8.2% to $199.4 million for the third quarter of fiscal 2012 as compared to $184.4 million in the third quarter of fiscal 2011. As a percentage of net sales, operating profit was 8.4% in the third quarter of fiscal 2012 as compared to 8.6% in the third quarter of fiscal 2011.

The income tax rate in the third quarter of fiscal 2012 was 35.8% as compared to 37.5% in the third quarter of fiscal 2011. The lower tax rate was primarily a result of changes in uncertain tax positions and lower state income taxes.

The Company’s inventory at May 26, 2012, was $1.39 billion compared with $1.13 billion at May 28, 2011. Average inventory per store at the end of the third quarter of fiscal 2012 was approximately 17% higher than the average inventory per store at the end of the third quarter of fiscal 2011. The increase in inventories was the result of investments to expand the Company’s Consumable categories, primarily health and beauty aids and food assortments.

In the first three quarters of fiscal 2012, capital expenditures were $391.4 million compared with $230.3 million in the first three quarters of fiscal 2011. The increase in capital expenditures was primarily a result of increased new store openings, expenditures related to the construction of the Company’s 10th distribution center, and investments related to store renovations, relocations and expansions. During the first three quarters of fiscal 2012, the Company opened 287 new stores, closed 43 stores and renovated, relocated or expanded 583 stores.

During the third quarter, the Company completed a sale-leaseback transaction for 137 stores with net proceeds, after transaction expenses, of $177.6 million. In June 2012, the Company completed an additional sale-leaseback transaction for another 137 stores with net proceeds of $178.8 million, after transaction expenses.

During the first three quarters of fiscal 2012, the Company repurchased approximately 1.7 million shares of its common stock for a total cost of $91.6 million. As of May 26, 2012, the Company had the authorization to purchase up to an additional $245.7 million of its common stock.

Outlook

For the fourth quarter, the Company expects that comparable store sales will increase between 5% and 7% and that earnings per diluted share will be between $0.71 and $0.81, compared with $0.66 in the fourth quarter of fiscal 2011.

For the full year, the Company expects that earnings per diluted share will be between $3.60 and $3.70, compared with $3.12 in fiscal 2011.

The Company's outlook for fiscal 2012 is based on the following assumptions which may or may not prove valid:

  An increase in net sales of between 9% and 10%;
  An increase in comparable store sales of around 5%;
  Approximately 450-500 new store openings and 60-80 store closings;
  Gross margin pressure for the full year;
  SG&A expense growth of between 6% and 7%;
  An effective income tax rate between 36.5% and 37%;
  Weighted average diluted shares of approximately 118 million; and
  Capital expenditures of between $650 million and $675 million to support new store openings, store renovations, purchases of stores, merchandising initiatives, and expansion of the Company’s supply chain.

Cautionary Statements

Certain statements contained in this press release are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address certain plans, activities or events which the Company expects will or may occur in the future and relate to, among other things, the state of the economy, the Company’s investment and financing plans, net sales, comparable store sales, cost of sales, SG&A expenses, earnings per diluted share, dividends and share repurchases. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Consequently, all of the forward-looking statements made by the Company in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission up to the date of this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Earnings Conference Call Information

The Company plans to host a conference call with investors today at 10:00 a.m. ET to discuss the results. The Company will also provide an update on various business initiatives and discuss plans and expectations for the rest of fiscal 2012. After some prepared remarks by management, participants will have an opportunity to ask questions. The Company’s responses to questions, as well as other matters discussed during the conference call, may include information that has not been disclosed previously.

If you wish to participate, please call (800) 779-6561 for domestic US calls and (517) 308-9046 for international calls at least 10 minutes before the call is scheduled to begin. The passcode for the conference call is FAMILY DOLLAR.

A live webcast of the conference call with accompanying slides can be accessed at the following link:

http://www.familydollar.com/investors.aspx?p=irhome.

A replay of the webcast will be available at the address noted above after 2:00 p.m. ET, June 28, 2012.

About Family Dollar

For more than 50 years, Family Dollar has been providing value and convenience to customers in easy-to-shop neighborhood locations. Family Dollar’s mix of name brands and quality, private brand merchandise, appeals to shoppers in more than 7,200 stores in rural and urban settings across 45 states. Helping families save on the items they need with everyday low prices creates a strong bond with customers who refer to their neighborhood store as “my Family Dollar.” Headquartered in Matthews, North Carolina, just outside of Charlotte, Family Dollar is a Fortune 300, publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Third Quarter Ended
(in thousands, except per share amounts)	May 26, 2012	% of Net Sales	May 28, 2011	% of Net Sales

Net sales	$2,359,957	100.00%	$2,153,395	100.00%

Cost of sales	1,514,684	64.18%	1,373,639	63.79%

Gross margin	845,273	35.82%	779,756	36.21%

Selling, general and administrative expenses	645,867	27.37%	595,403	27.65%

Operating profit	199,406	8.45%	184,353	8.56%

Investment income	274	0.01%	455	0.02%

Interest expense	5,635	0.24%	7,144	0.33%

Income before income taxes	194,045	8.22%	177,664	8.25%

Income taxes	69,505	2.95%	66,563	3.09%

Net income	$124,540	5.28%	$111,101	5.16%

Net income per common share - basic	$1.07		$0.91
Weighted average shares - basic	116,815		121,546

Net income per common share - diluted	$1.06		$0.91
Weighted average shares - diluted	117,633		122,656

Dividends declared per common share	$0.21		$0.18

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Quarters Ended
(in thousands, except per share amounts)	May 26, 2012	% of Net Sales	May 28, 2011	% of Net Sales

Net sales	$6,966,880	100.00%	$6,413,505	100.00%

Cost of sales	4,506,636	64.69%	4,106,817	64.03%

Gross margin	2,460,244	35.31%	2,306,688	35.97%

Selling, general and administrative expenses	1,904,800	27.34%	1,800,388	28.07%

Operating profit	555,444	7.97%	506,300	7.89%

Investment income	716	0.01%	1,264	0.02%

Interest expense	18,772	0.27%	15,244	0.24%

Income before income taxes	537,388	7.71%	492,320	7.68%

Income taxes	196,079	2.81%	183,724	2.86%

Net income	$341,309	4.90%	$308,596	4.81%

Net income per common share - basic	$2.91		$2.47
Weighted average shares - basic	117,331		124,716

Net income per common share - diluted	$2.89		$2.45
Weighted average shares - diluted	118,176		125,833

Dividends declared per common share	$0.600		$0.515

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of*
(in thousands, except per share and share amounts)	May 26, 2012	May 28, 2011
Assets
Current assets:
Cash and cash equivalents	$120,901	$167,428
Short-term investment securities	21,006	190,827
Restricted cash and investments	82,197	—
Merchandise inventories	1,387,380	1,134,403
Deferred income taxes	53,212	52,581
Prepayments and other current assets	44,137	74,531
Total current assets	1,708,833	1,619,770

Property and equipment, net	1,420,034	1,190,715
Investment securities	60,888	106,923
Other assets	83,289	71,228

Total assets	$3,273,044	$2,988,636

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$16,200	$16,200
Accounts payable	695,292	604,308
Accrued liabilities	300,290	292,943
Income taxes	25,285	35,826
Total current liabilities	1,037,067	949,277

Long-term debt	516,283	532,332
Other liabilities	328,101	274,882
Deferred income taxes	79,099	49,897
Commitments and contingencies	—	—

Shareholders' Equity:
Preferred stock, $1 par; authorized and
unissued 500,000 shares	—	—
Common stock, $.10 par; authorized
600,000,000 shares	11,911	14,730
Capital in excess of par	256,898	270,547
Retained earnings	1,153,453	1,911,024
Accumulated other comprehensive loss	(3,750)	(6,558)
Common stock held in treasury, at cost	(106,018)	(1,007,495)
Total shareholders' equity	1,312,494	1,182,248

Total liabilities and shareholders' equity	$3,273,044	$2,988,636

*	Certain reclassifications of the amounts for fiscal 2011 have been made to conform to the presentation for fiscal 2012.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Quarters Ended*
(in thousands)	May 26, 2012	May 28, 2011
Cash flows from operating activities:
Net income	$341,309	$308,596
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	153,130	135,026
Deferred income taxes	3,336	18,031
Excess tax benefits from stock-based compensation	(12,234)	(4,641)
Stock-based compensation	14,033	11,369
Loss on disposition of property and equipment,
including impairment	10,331	5,674
Changes in operating assets and liabilities:
Merchandise inventories	(232,720)	(106,381)
Prepayments and other current assets	27,308	(11,514)
Other assets	(1,242)	(2,723)
Accounts payable and accrued liabilities	(72,275)	(82,200)
Income taxes	30,637	17,379
Other liabilities	(7,766)	18,872
	253,847	307,488

Cash flows from investing activities:
Purchases of investment securities	(92,559)	(338,482)
Sales of investment securities	217,017	308,470
Net change in restricted cash and investments	(90,930)	—
Capital expenditures	(391,418)	(230,302)
Proceeds from sale-leaseback	177,552	—
Proceeds from dispositions of property and equipment	739	812
	(179,599)	(259,502)

Cash flows from financing activities:
Revolving credit facility borrowings	306,300	46,000
Repayment of revolving credit facility borrowings	(306,300)	(46,000)
Issuance of long-term debt	—	298,482
Payment of debt issuance costs	—	(6,585)
Repayment of long-term debt	(16,200)	—
Repurchases of common stock	(91,573)	(512,513)
Changes in cash overdrafts	43,016	(2,321)
Proceeds from exercise of employee stock options	24,620	16,780
Excess tax benefits from stock-based compensation	12,234	4,641
Payment of dividends	(66,849)	(61,796)
	(94,752)	(263,312)

Net change in cash and cash equivalents	(20,504)	(215,326)
Cash and cash equivalents at beginning of period	141,405	382,754
Cash and cash equivalents at end of period	$120,901	$167,428

*	Certain reclassifications of the amounts for fiscal 2011 have been made to conform to the presentation for fiscal 2012.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
Selected Additional Information

NET SALES BY CATEGORY:
	For the Third Quarter Ended
(in thousands)	May 26, 2012	May 28, 2011	% Change
Consumables	$1,626,004	$1,448,655	12.2%
Home products	270,015	275,048	-1.8%
Apparel and accessories	226,783	224,242	1.1%
Seasonal and electronics	237,155	205,450	15.4%
TOTAL	$2,359,957	$2,153,395	9.6%

	For the Three Quarters Ended
(in thousands)	May 26, 2012	May 28, 2011	% Change
Consumables	$4,723,782	$4,211,078	12.2%
Home products	842,900	856,717	-1.6%
Apparel and accessories	618,930	635,940	-2.7%
Seasonal and electronics	781,268	709,770	10.1%
TOTAL	$6,966,880	$6,413,505	8.6%

STORES IN OPERATION:
	For the Three Quarters Ended
	May 26, 2012	May 28, 2011
Beginning Store Count	7,023	6,785
New Store Openings	287	206
Store Closings	(43)	(48)
Ending Store Count	7,267	6,943
Total Square Footage (000s)	62,362	59,274
Total Selling Square Footage (000s)	51,945	49,411

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACTS:
Kiley F. Rawlins, CFA
704-849-7496
krawlins@familydollar.com
or
Kevin Powers, 704-708-7679
kpowers@familydollar.com
or
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com